SUBLEASE AGREEMENT between YOUNG ZAPP GRACELAND, LTD., a Texas limited partnership, as Landlord and CHUY’S OPCO, INC., a Delaware corporation, as Tenant December 1, 2016

TABLE OF CONTENTS

	PAGE
ARTICLE **Definitions and Basic Provisions**	1
ARTICLE **Lease Grant; Reserved Rights**	2
ARTICLE **Rent**	2
ARTICLE **Intentionally Deleted**	4
ARTICLE **Leasehold Improvements**	4
ARTICLE **Use**	4
ARTICLE **Maintenance and Repair**	5
ARTICLE **Alterations**	5
ARTICLE **Landlord's Right of Access**	6
ARTICLE **Signs; Building Exterior**	6
ARTICLE **Utilities**	7
ARTICLE **Indemnity; Insurance**	7
ARTICLE **Fire or Other Casualty**	8
ARTICLE **Condemnation**	8
ARTICLE **Assignment and Subletting**	9
ARTICLE **Property Taxes**	10
ARTICLE **Events of Default**	10
ARTICLE **Remedies**	11
ARTICLE **Landlord's Lien**	14
ARTICLE **Holding Over**	14
ARTICLE **Subordination; Lender Provisions**	14
ARTICLE **Brokerage**	15
ARTICLE **Estoppel Certificates**	15
ARTICLE **Notices**	16
ARTICLE **Miscellaneous**	16

ARTICLE 1	Definitions and Basic Provisions	1
ARTICLE 2	Relationship to Master Lease; Lease Grant	2
ARTICLE 3	Rent and Security Deposit….	2
ARTICLE 4	Intentionally Deleted	4
ARTICLE 5	Leasehold Improvements	4
ARTICLE 6	Use……	4
ARTICLE 7	Maintenance and Repair	5
ARTICLE 8	Alterations	5
ARTICLE 9	Landlord's Right of Access	6
ARTICLE 10	Signs; Building Exterior	6
ARTICLE 11	Utilities and Services	7
ARTICLE 12	Indemnity; Insurance	7

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iii ARTICLE 13 Fire or Other Casualty ......................................................................................................... 8 ARTICLE 14 Condemnation ..................................................................................................................... 8 ARTICLE 15 Assignment and Subletting ................................................................................................. 9 ARTICLE 16 Property Taxes .................................................................................................................. 10 ARTICLE 17 Events of Default .............................................................................................................. 10 ARTICLE 18 Remedies ........................................................................................................................... 11 ARTICLE 19 Intentionally Deleted ......................................................................................................... 14 ARTICLE 20 Holding Over .................................................................................................................... 14 ARTICLE 21 Subordination; Lender Provisions ..................................................................................... 14 ARTICLE 22 Brokerage .......................................................................................................................... 15 ARTICLE 23 Estoppel Certificates ......................................................................................................... 15 ARTICLE 24 Notices…. ......................................................................................................................... 16 ARTICLE 25 Miscellaneous ................................................................................................................... 16 EXHIBIT A - OPTION TO RENEW

1 SUBLEASE AGREEMENT THIS SUBLEASE AGREEMENT (this “Lease”) is entered into as of December 1, 2016, by and between the Landlord and the Tenant named below. W I T N E S S E T H: Landlord has leased from American Lebanon Association, Inc., a Texas corporation (“Master Landlord”) the real property that is defined below as the “Premises” pursuant to a separate Lease Agreement (the “Master Lease”), a copy of which has been delivered to Tenant. Landlord and Tenant have agreed that Tenant will sublease the Premises from Landlord on the terms and conditions set forth in this Lease. ARTICLE 1 Definitions and Basic Provisions Section 1.1 (a) “Landlord”: Young Zapp Graceland, Ltd., a Texas limited partnership. (b) Landlord’s Address: c/o 1623 Toomey Road, Austin, Texas 78704, Attn.: Sharon Russell, with copy to Michael R. Young at 200 Buckeye Trail, Austin, Texas 78746. (c) “Tenant”: Chuy’s Opco, Inc., a Delaware corporation. (d) Tenant’s Address: 1623 Toomey Road, Austin, Texas 78704, Attn.: Sharon Russell. (e) “Premises”: 127.5 ft. x 300 ft. Abs. 8 Survey 20, Decker I in Travis County, Texas. (f) “Buildings”: Those certain buildings situated on the Premises estimated to contain 13,200 square feet of enclosed area. (g) “Commencement Date”: January 1, 2017. (h) “Lease Term”: The period beginning on the Commencement Date and ending December 31, 2021. The Lease Term may be extended by Tenant for 1 term of 5 years in accordance with the provisions of Exhibit A attached hereto. “Lease Term” includes all valid renewals or extensions thereof, unless the context clearly indicates to the contrary. (i) “Base Rent”: The Base Rent is payable as provided in Section 3.1 in the amounts set forth below during the period of time indicated: Time Period: Monthly Base Rent: January 1, 2017 - December 31, 2017 $16,320.00/month January 1, 2018 - December 31, 2018 $16,865.00/month January 1, 2019 - December 31, 2019 $17,405.00/month

2 January 1, 2020 - December 31, 2020 $17,950.00/month January 1, 2021 - December 31, 2021 $18,490.00/month January 1, 2022 - December 31, 2022 $20,065.00/month* January 1, 2023 - December 31, 2023 $20,610.00/month* January 1, 2024 - December 31, 2024 $21,150.00/month* January 1, 2025 - December 31, 2025 $21,700.00/month* January 1, 2026 - December 31, 2026 $22,240.00/month* *If Tenant properly exercises the renewal option set forth in Exhibit A. (j) “Permitted Use”: Use in strict compliance with the Master Lease for general and administrative offices, test kitchen and warehouse purposes, and uses incidental and ancillary thereto. (k) Initial Expense Payment: $5,559.00 per month. (l) “Security Deposit”: $15,000.00 Section 1.2 Each of the foregoing definitions and basic provisions shall be used in conjunction with, and limited by references thereto in, other provisions of this Lease. ARTICLE 2 Relationship to Master Lease; Lease Grant Section 2.1 This Lease is subject and subordinate to the Master Lease. If the Master Lease terminates, this Sublease will terminate. Other than Landlord’s obligation to pay to Master Landlord the monthly base rent due under the Master Lease, Tenant will comply with and perform all obligations of Landlord to Master Landlord under the Master Lease with respect to the Premises as if Tenant had leased the Premises directly from Master Landlord under the Master Lease. These obligations include, without limitation, repair, maintenance, insurance, and indemnification obligations. If the Master Lease requires Master Landlord’s consent as to any action, Tenant must obtain the consent of both Landlord and Master Landlord before taking such action. Whenever the Master Lease requires Landlord to indemnify Master Landlord for any matter, Tenant shall indemnify both Master Landlord and Landlord with respect to such matter. The only services, amenities and rights to which Tenant is entitled under this Lease are those to which Landlord is entitled under the Master Lease with respect to the Premises subject to all the provisions, restrictions and conditions imposed under the Master Lease. Any costs assessed against Landlord by Master Landlord under this Lease as a result of Tenant’s breach of any provision of the Master Lease will be paid by Tenant upon Landlord’s demand. In the event of a conflict between the requirements of this Lease and the Master Lease the more restrictive will control. Section 2.2 Subject to the provisions of Section 2.1, Landlord leases, demises and lets unto Tenant, and Tenant takes from Landlord, the Premises, beginning on the Commencement Date and ending on the last day of the Lease Term unless sooner terminated as herein provided. ARTICLE 3 Rent and Security Deposit Section 3.1 Tenant agrees to pay to Landlord in monthly installments the “Adjusted Rent”, which is the sum of the monthly Base Rent and the monthly “Expense Payment” (as each may vary from

3 time to time), without deduction or setoff, for each month of the Lease Term. Tenant shall pay the first installment of Adjusted Rent to Landlord on the Commencement Date, and thereafter installments shall be due and payable without demand on or before the first day of each succeeding month during the Lease Term. Section 3.2 Under the Master Lease, Landlord must pay monthly based on estimates all Taxes (defined in Section 16.2) against the Premises and Buildings, all costs of Master Landlord’s insurance, and all CAM expenses. All costs payable monthly by Landlord under the Master Lease (excluding base rent), together with an annual administrative charge in consideration of Landlord’s time, costs and expenses incurred in connection with the Master Lease and this Lease (the “Administration Charge”) are referred to herein collectively as the “Expenses”). Tenant will pay the Expenses as a component of Adjusted Rent based on the estimates of Landlord or Master Landlord. Tenant will deposit with Landlord each month an amount (an “Expense Payment”) equal to 1/12 of the estimated Expenses for the applicable calendar year. Landlord may use the Expense Payments to pay such costs directly or to Master Landlord. The initial Expense Payment is the amount specified in Section 1.1(k) above. Thereafter, the Expense Payment will be based upon Master Landlord’s and/or Landlord’s estimates of the cost of the Expenses for any calendar year of the Lease Term, and shall be reconciled annually. If the reconciliation reveals that Tenant’s total Expense Payments are less than the actual cost of the Expenses, Tenant shall pay the difference to Landlord within 10 days after Landlord delivers to Tenant a statement therefor. If the reconciliation reveals that Tenant’s total Expense Payments are more than the actual cost of the Expenses, Landlord shall credit the difference to Tenant’s Expense Payment account. Landlord shall have no obligation to pay interest to Tenant for Tax Escrow Payments made by Tenant and Landlord may commingle the funds received by Tenant pursuant to this Section with Landlord’s general funds. Tenant’s obligation to pay the Expenses shall survive the termination of this Lease, and a final reconciliation of the Expense Payments will be made within 30 days after Landlord’s receipt of a tax bill for such final year of this Lease. Section 3.3 Landlord shall hold the Security Deposit without liability for interest and may co-mingle the Security Deposit with Landlord’s general funds. The Security Deposit secures Tenant’s performance under this Lease, and is not an advance payment of Rent or a measure of damages if a default occurs. Landlord may apply the Security Deposit towards delinquent Rent or to reimburse Landlord for any other damage, injury, expense or liability resulting from Tenant’s breach of this Lease. If Landlord applies any of the Security Deposit, upon demand Tenant shall restore the Security Deposit to its original amount. After this Lease terminates, any portion of the Security Deposit to which Tenant is entitled shall be refunded within the time period set forth in Section 93.005 of the Texas Property Code (or any successor to same). If, however, Tenant vacates the Premises before this Lease terminates (including after termination of Tenant’s right of possession), Tenant shall not be entitled to a return of the Security Deposit until after this Lease actually terminates or Landlord accepts a surrender of the Premises, and Tenant expressly waives the provisions of Section 93.005 of the Texas Property Code to the extent such Section may be held to require a return of the Security Deposit before such a termination. If Landlord transfers its interest in the Premises during the Lease Term, Landlord may assign the Security Deposit to the transferee and thereafter shall have no further liability for the return of the Security Deposit. Section 3.4 If all or part of any sum which Tenant owes to Landlord hereunder is not received within 5 days after the due date thereof, then (without in any way implying Landlord’s consent to such late payment) Tenant, to the extent permitted by law, agrees to pay, in addition to the amount so due, a late payment charge equal to 5% of the amount which is overdue, it being understood that said late payment charge shall be to reimburse Landlord for the additional costs and expenses which Landlord presently expects to incur in connection with the handling and processing of late payments by Tenant to Landlord. Further, if Tenant fails to pay all or any part of any sum due hereunder within 10 days after the due date thereof, then, in any such event, Tenant shall pay Landlord interest on such overdue amount(s) from the due

4 date thereof until paid at an annual rate (the “Past Due Rate”) which equals the lesser of (i) 18% or (ii) the highest rate then permitted by law. Section 3.5 Tenant’s covenants and obligations to pay Adjusted Rent and any other sum due hereunder (collectively, the “Rent”) shall be unconditional and independent of any other covenant or condition imposed on either Landlord or Tenant, whether under this Lease, at law or in equity. ARTICLE 4 Intentionally Deleted ARTICLE 5 Leasehold Improvements Section 5.1 Tenant acknowledges and agrees that Landlord has not made, and will not make any representations or warranties, express or implied (expressly including, without limitation, warranties of habitability or fitness for a particular purpose) as to the condition of the Premises or the Buildings, or with respect to the suitability of either for the purpose herein intended. THIS INCLUDES LATENT OR PATENT DEFECTS IN THE BUILDINGS AND PREMISES WHICH ARE EXPRESSLY WAIVED BY TENANT. By Tenant’s execution of this Lease, Tenant agrees to accept the Premises and Buildings in their “AS IS” condition, and as suitable for the purpose herein intended. Tenant further agrees that Tenant may not require Landlord to maintain or repair in any manner the Premises or Buildings (but Landlord agrees to use commercially reasonable efforts to enforce Master Landlord’s maintenance obligations under the Master Lease). ARTICLE 6 Use Section 6.1 Tenant shall use the Premises only for the Permitted Use, in strict compliance with the terms of the Master Lease, and for no other purpose or purposes without Landlord’s prior written consent. Tenant shall not at any time leave the Premises vacant, but shall in good faith continuously throughout the Lease Term conduct and carry on upon the Premises the type of business for which the Premises are leased. Section 6.2 Tenant shall not occupy or use the Premises, or permit any portion of the Premises to be occupied or used, for any use or purpose which is unlawful in part or in whole or deemed by Landlord to be disreputable in any manner or extra hazardous on account of fire, nor keep anything upon the Premises nor permit anything to be done on or around the Premises that will in any way invalidate, or increase the rate of insurance on the Buildings. Section 6.3 Tenant shall not permit any objectionable or unpleasant odors to emanate from the Premises; nor place or permit any radio, television, loud-speaker or amplifier outside the Buildings; nor place an antenna, awning or other projection on the exterior of the Buildings; nor take any other action which in Landlord’s exclusive judgment would constitute a nuisance or would disturb or endanger neighboring properties; nor do anything which would tend to injure the reputation of the Premises. Section 6.4 Tenant shall maintain the Premises to the standard required by the Master Lease. Tenant shall store all trash and garbage on the Premises in a neat and sanitary manner and arrange for the regular pick-up of such trash and garbage at Tenant’s expense. Tenant shall not operate an incinerator or burn trash or garbage upon the Premises.

5 Section 6.5 Tenant shall procure, at Tenant’s sole expense, any permits and licenses required for the transaction of business by Tenant in the Premises and, at Tenant’s sole expense, will comply with all laws, ordinances, orders, rules and regulations (state, federal, municipal and other agencies or bodies having any jurisdiction thereof) with reference to the use, condition or occupancy of the Premises. ARTICLE 7 Maintenance and Repair Section 7.1 Except for Master Landlord’s obligations under the Master Lease, Tenant shall, throughout the Lease Term, keep and maintain the Buildings and the Premises (and to the extent required in the Master Lease, adjacent areas) in a good, clean condition of repair and maintenance. This obligation includes, but is not limited to the air conditioning and heating systems, plumbing and electrical systems, water and sewer facilities and gas lines from their point of entry onto the Premises; all interior and exterior components of the Buildings; and all driveways, parking areas, landscaping, drainage or filtration facilities or other improvements situated upon the Premises as well as adjacent alleys, and landscaping. The Master Lease prohibits Tenant from taking any action, or walking, on the roofs of the Buildings; if Tenant violates this prohibition Tenant will pay on demand all costs assessed against Landlord by Master Landlord under the Master Lease. Further, Tenant must comply with the provisions of the Lease regarding servicing of the HVAC units and changing of air filters, and if Master Landlord elects to assume responsibility for any such servicing or air filter changes, Tenant must pay the amount charged by Master Landlord in connection with same as a part of the Expenses. Graffiti must be removed within 3 days as required by the Master Lease. Tenant shall not perform any acts or carry on any practices which might damage the structural integrity of the Buildings. If any repairs or maintenance required to be made by Tenant are not made within 10 days after written notice from Landlord to Tenant, Landlord may (but has no obligation to) make such repairs or perform such maintenance, without liability to Tenant for any loss or damage which may result to its stock or business by reason of such repairs or maintenance, and Tenant shall pay to Landlord, as additional Rent hereunder, the cost of such repairs or maintenance plus 20% of such cost (as an administrative fee) within 10 days after Tenant’s receipt of a statement from Landlord. Tenant further agrees not to commit or allow any waste or damage to be committed on any portion of the Premises. Tenant agrees that upon the expiration or earlier termination of this Lease, Tenant shall deliver up the Premises to Landlord in as good condition as of the Commencement Date, ordinary wear and tear excepted. Tenant further acknowledges that Landlord shall not be required to perform any maintenance or to make any improvements or repairs of any kind or character on or to the Buildings, Premises, or any portion of either, during the Lease Term. In the event maintenance that is the obligation of Master Landlord under the Master Lease is required, Tenant shall so notify Landlord and Landlord shall take commercially reasonable actions to require Master Landlord to perform such maintenance. ARTICLE 8 Alterations Section 8.1 Tenant shall not make any alterations, additions or improvements to the Premises without the prior written consent of Landlord and Master Landlord except to the extent expressly permitted by the Master Lease. The Master Lease prohibits painting of masonry walls. All alterations, additions, improvements or fixtures (whether temporary or permanent in character), but excluding Tenant’s personal property and trade fixtures, made in or upon the Premises, either by Landlord or Tenant, shall be Landlord’s property on termination of this Lease (subject to Master Landlord’s rights in same) and shall remain a part of the Premises without compensation to Tenant, or at Landlord’s or Master Landlord’s election, shall be removed by Tenant. All furniture and unattached, movable trade fixtures and equipment installed in the Premises by Tenant may be removed by Tenant at the termination of this Lease if Tenant so elects, and shall be so removed if required by Landlord or Master Landlord. If any such property is not removed, Landlord

6 may either declare such property abandoned (in which event it shall become Landlord’s or Master Landlord’s property) or may remove such property from the Premises and store same at Tenant’s sole risk and expense. If Landlord or Master Landlord requires the removal of any alterations, additions, improvements or fixtures, Tenant shall, at its expense, repair and restore any portion of the Premises damaged by such removal. All such installations, removals and restorations shall be accomplished in good, workmanlike manner so as not to damage the Premises or the primary structure or structural qualities of the Building or the plumbing, electrical lines or other utilities. Section 8.2 All construction work done by Landlord or Tenant upon the Premises shall be performed in a good and workmanlike manner, in compliance with all governmental requirements, and the requirements of the Master Lease. Tenant will indemnify Landlord and hold Landlord harmless against any loss, liability or damage resulting from any such work performed by or on behalf of Tenant. Tenant shall, upon Landlord’s request, furnish bonds or other security satisfactory to Landlord against any such loss, liability or damage. Section 8.3 Tenant will not permit any mechanic’s lien or liens to be placed upon the Premises or any portion thereof, caused by or resulting from any work performed, materials furnished or obligation incurred by or at the request of Tenant, and in the case of the filing of any such lien, Tenant will immediately pay and discharge the same. If any lien remains against the Premises for 15 days, Landlord, at Landlord’s option, may pay same or any portion thereof without inquiry as to the validity thereof, and any amounts so paid, including expenses and interest, shall be so much additional rent hereunder due from Tenant to Landlord and shall be repaid to Landlord (together with interest at the Past Due Rate from the date paid by Landlord) within 10 days after Tenant’s receipt of a statement from Landlord therefor. ARTICLE 9 Landlord’s Right of Access Section 9.1 Landlord may enter upon the Premises at all reasonable hours (or, if an emergency, at any hour) (a) to inspect same or clean or make repairs or alterations or additions as Landlord may deem necessary (but without any obligation to do so), (b) to show the Premises to prospective tenants, purchasers, lenders or Master Landlord or (c) for any other reasonable purpose; and Tenant shall not be entitled to any abatement or reduction of Rent by reason thereof, nor shall such be deemed to be an actual or constructive eviction; provided, however, that Landlord will use reasonable efforts to minimize disruption to Tenant’s business in connection with any such entry. Master Landlord will have all rights of entry to the Premises and all rights to place signs advertising the Premises for lease set out in the Master Lease on the terms contained in the Master Lease. ARTICLE 10 Signs; Building Exterior Section 10.1 Without first obtaining Landlord’s (and where required by the Master Lease, Master Landlord’s) written consent, Tenant shall not (i) make any changes to or paint the exterior of the Buildings; (ii) install any exterior lighting, decorations or paintings; or (iii) erect or install any signs, window or door lettering, placards, decorations or advertising media of any type which can be viewed from the exterior of the Buildings. All signs, decorations and advertising media shall be subject to Landlord’s prior written approval as to construction, method of attachment, size, shape, height, lighting, color and general appearance, which approval shall not be unreasonably withheld, conditioned or delayed. All signs shall be kept in good condition and in proper operating order at all times, and shall comply with all ordinances and regulations of the City of Austin. Tenant, at Tenant’s sole expense, shall obtain permits from the City of Austin for all of Tenant’s signs.

7 Section 10.2 Upon vacation of the Premises, Tenant must remove its signs unless Landlord or Master Landlord specify in writing signs that must remain. If and when Tenant removes or alters its signs (for any reason including vacation), Tenant shall repair, repaint, and/or replace the Building fascia surface where signs are or were attached. ARTICLE 11 Utilities and Services Section 11.1 Tenant shall timely pay all charges for electricity, water, gas, telephone service, sewer service, trash and other utilities and services furnished to the Premises (including without limitation all connection fees) and promptly shall pay any maintenance charges therefor. Section 11.2 Landlord shall not be liable for any interruption or failure whatsoever in utility service. ARTICLE 12 Indemnity; Insurance Section 12.1 Landlord shall not be liable or responsible to Tenant for any loss or damage to any property or person occasioned by theft, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority, any similar matter, or any other cause whatsoever, except for the negligence or willful misconduct of Landlord or Landlord’s duly authorized agents or employees. Landlord shall not be liable to Tenant, or to Tenant’s agents, servants, employees, customers or invitees and Tenant shall indemnify, defend and hold Landlord harmless from and against any and all fines, suits, claims, demands, losses, liabilities, actions and costs (including court costs and attorney’s fees) arising from (a) any injury to person or damage to property caused by any act, omission or neglect of Tenant, Tenant’s agents, servants, employees, customers or invitees, (b) Tenant’s use of the Premises, or the conduct of Tenant’s business or profession, (c) any activity, work, or thing done, permitted or suffered by Tenant in or about the Premises, or (d) any breach or default in the performance of any obligation on Tenant’s part to be performed under the terms of this Lease, including without limitation, Tenant’s obligation to perform the obligations of Landlord under the Master Lease. THIS INDEMNITY SHALL APPLY REGARDLESS OF WHETHER THE LOSS IN QUESTION ARISES OR IS ALLEGED TO ARISE IN PART FROM ANY NEGLIGENT ACT OR OMISSION OF LANDLORD OR LANDLORD’S AGENTS OR EMPLOYEES, FROM STRICT LIABILITY OF ANY SUCH PERSONS OR OTHERWISE, BUT IN SUCH EVENT TENANT SHALL NOT BE RESPONSIBLE FOR THAT PORTION OF ANY LOSS WHICH IS HELD TO BE CAUSED BY THE NEGLIGENCE OR STRICT LIABILITY OF LANDLORD OR LANDLORD’S AGENTS OR EMPLOYEES. Tenant will not be liable for indirect or consequential damages. Section 12.2 Tenant, at Tenant’s sole expense, shall obtain and maintain during the Lease Term all policies (including the commercial general liability insurance policy) required as “Lessee’s Insurance” under the Master Lease and described in the Definitions and Basic Provisions and Section 5.05(c) of the Master Lease in accordance with the terms and conditions of the Master Lease. Tenant is solely responsible for maintaining property insurance on all alterations and improvements made by Tenant to the Premises. Section 12.3 Tenant waives any cause of action it might have against Landlord on account of any loss or damage that is insured against under any property insurance policy (to the extent that such loss or damage is recoverable under such insurance policy) that covers the Buildings, the Premises, Tenant’s

8 fixtures, personal property or business and which names Tenant as a party insured, and agrees to provide to Landlord evidence that Tenant’s insurance carrier has endorsed all such property policies waiving the carrier’s rights of recovery under subrogation or otherwise against Landlord. Section 12.4 In addition to the remedies provided in Article 18 of this Lease, if Tenant fails to maintain the insurance required by this Article, Landlord may, but is not obligated to, obtain such insurance, and Tenant shall pay to Landlord upon demand as additional Rent the premium cost thereof plus interest at the Past Due Rate from the date of payment by Landlord until repaid by Tenant. Section 12.5 All policies of insurance which Tenant is required to carry shall be issued in the forms required herein by good and solvent insurance companies licensed to do business in the State of Texas with a Best’s Rating of “A” or higher and a Financial Size Category of VIII or higher. Each such policy shall be issued in the name of Tenant, but Landlord, Master Landlord and any other party in interest designated by Landlord or Master Landlord (such as a lender, partner, partner’s officers, brokers or property managers) shall be named as additional insured parties on the liability policies required herein in the manner required by the Master Lease. Such policies shall be for the mutual and joint benefit and protection of Tenant, Landlord, Master Landlord and any such other party in interest. Certificates of each policy of commercial general liability insurance shall be delivered to Landlord, Master Landlord and such other additional insured parties as Landlord may request prior to the delivery of the Premises to Tenant. Thereafter certificates of each commercial general liability insurance policy shall be so delivered before the expiration of each existing policy. If any insurance policy required hereunder shall expire or terminate, a renewal or additional policy shall be procured and maintained by Tenant in like manner and to like extent. All commercial general liability and property policies shall contain a provision that the company writing said policy will give to Landlord and other additional insured parties at least 30 days notice in writing (10 days for nonpayment) in advance of any cancellation or lapse. Tenant’s liability policies shall be written as primary policies which do not contribute to and are not in excess of coverage which Landlord may carry. ARTICLE 13 Fire or Other Casualty Section 13.1 Tenant immediately shall deliver written notice to Landlord of any damage caused to the Premises by fire or other casualty. Section 13.2 If the Premises is damaged or destroyed by fire or other casualty, the Premises will be restored or this Lease will terminate as provided in the Master Lease. Landlord will notify Tenant of Master Landlord’s determination of whether to terminate or repair, or of Master Landlord’s obligation to repair, if applicable. Landlord has no obligation to repair or restore the Premises or the Buildings, Tenant agreeing that such repair or restoration is the responsibility of Master Landlord under the Master Lease. If the rent under the Master Lease abates in whole or in part after a casualty, Landlord shall allow Tenant a reduction of Rent on the same basis and during the same time period as the adjustment of rent under the Master Lease. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Premises shall be for the sole benefit of the party carrying such insurance and under its sole control. ARTICLE 14 Condemnation Section 14.1 If any of the Premises is taken or condemned in whole or in part for public purposes, or sold in lieu of condemnation, the Premises will be restored or this Lease will terminate as provided in the Master Lease. Landlord will notify Tenant of Master Landlord’s determination of whether

9 to terminate or repair, or of Master Landlord’s obligation to repair, if applicable. Landlord has no obligation to repair or restore the Premises or the Buildings, Tenant agreeing that such repair or restoration is the responsibility of Master Landlord under the Master Lease. Tenant will be entitled to any award for the taking of Tenant’s personal property, trade fixtures and for Tenant’s moving expenses. ARTICLE 15 Assignment and Subletting Section 15.1 Tenant shall not assign this Lease, nor sublet the Premises or any part thereof, without the prior written consent of both Landlord and Master Landlord. No assignment or subletting by Tenant, even if approved by Landlord and Master Landlord, will relieve Tenant of any obligations under this Lease. Consent of Landlord or Master Landlord to a particular assignment, sublease or other transaction shall not be deemed consent to any other or subsequent transaction. Section 15.2 If Landlord and Master Landlord consent to any subletting or assignment by Tenant, and subsequently any category of rent received by Tenant under any such sublease exceeds the same category of rent payable to Landlord under this Lease, or any additional consideration is paid to Tenant by the assignee under any such assignment, Landlord may, at its option, either (1) declare such excess rent under any sublease or such additional consideration for any assignment to be due and payable by Tenant to Landlord as additional rent hereunder, or (2) cancel this Lease and at Landlord’s option, enter into a lease directly with such assignee or subtenant, without liability to Tenant. Section 15.3 If Tenant requests approval of an assignment of this Lease or a sublease of the Premises, Landlord may elect, at Landlord’s sole option, to terminate this Lease, and if Landlord chooses, to enter into a lease directly with the proposed assignee or subtenant. Landlord shall have 30 days after the date Tenant notifies Landlord that Tenant desires to assign this Lease or sublet the Premises to notify Tenant of Landlord’s election to terminate, and if applicable, to enter into such a new lease. Tenant shall cooperate with Landlord to effect any such new lease. Section 15.4 Landlord shall have the right to transfer and assign, in whole or in part, all its rights and obligations hereunder and in the Master Lease, and in such event and upon assumption by the transferee of Landlord’s obligations hereunder (any such transferee to have the benefit of, and be subject to, the provisions of this Lease), no further liability or obligation shall thereafter accrue against Landlord hereunder. Tenant agrees to look solely to such successor in interest to Landlord for the performance of any of Landlord’s obligations hereunder. Section 15.5 Any liquidation of Tenant shall constitute an assignment for the purpose of this Lease. Tenant shall not sell, transfer, exchange, distribute or otherwise dispose of more than 30% of its assets (excluding the Lease) without the prior written consent of Landlord. Section 15.6 Tenant agrees that it shall not place (or permit any employee or agent to place) any signs on or about the Premises, or conduct (or permit any employee or agent to conduct) any public advertising which includes any pictures, renderings, sketches or other representations of any kind of the Premises (or a portion thereof) with respect to any proposed assignment of this Lease or subletting of the Premises or any part thereof, without Landlord’s and Master Landlord’s prior written consent. Section 15.7 Tenant shall not mortgage, pledge, hypothecate or otherwise encumber (or grant a security interest in) this Lease or any of Tenant’s rights hereunder.

10 Section 15.8 Landlord may charge a reasonable fee for processing any request by Tenant for an assignment or sublease of the Premises, and Tenant will pay any fee or charge assessed by the Master Landlord in connection with processing a request by Tenant for an assignment or sublease of the Premises. Acceptance of such fee or charge by Landlord or Master Landlord shall not be deemed Landlord’s or Master Landlord’s consent to any such action. Section 15.9 If Tenant assigns this Lease or sublets the Premises with Landlord’s and Master Landlord’s consent as provided herein, any option then held by Tenant (such as an option to renew this Lease) shall terminate automatically concurrently with the assignment or sublease. ARTICLE 16 Property Taxes Section 16.1 Tenant shall pay all taxes levied or assessed against all personal property, furniture, fixtures or equipment situated on the Premises. Section 16.2 Tenant shall pay as a part of the Expense Payment all real property taxes, general and special assessments, license fees and other charges of every description (the “Taxes”) which during the Lease Term may be levied upon or assessed against the Premises, the Buildings and all interests therein and all improvements and other property thereon, whether belonging to Landlord or Tenant, or to which either of them may become liable. If, at any time during the Lease Term, the present method of taxation shall be changed so that in lieu of the whole or any part of any taxes, assessments, levies or charges levied, assessed or imposed on the Premises and the Buildings, there shall be levied, assessed or imposed on Landlord a capital levy or other tax directly on the rents received therefrom and/or a franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents from the Premises, then all such taxes, assessments, levies or charges, or the part thereof so measured or based, shall be deemed included within the term “Taxes” for the purposes of this Article. ARTICLE 17 Events of Default Section 17.1 The following events shall be deemed to be events of default by Tenant under this Lease: (a) Tenant shall fail to pay when due any Rent or other sums payable by Tenant hereunder, and such failure continues for 3 days after written notice from Landlord. (b) Tenant shall fail to comply with or observe any other provision of this Lease within 15 days after written notice by Landlord to Tenant specifying wherein Tenant has failed to comply with or observe such provision; provided, however, that if the nature of Tenant’s obligation is such that more than 15 days are required for its performance, then Tenant shall not be deemed to be in default if Tenant shall commence such performance within such 15-day period and thereafter diligently prosecute same to completion. (c) Tenant shall make an assignment for the benefit of creditors. (d) Any petition shall be filed by or against Tenant under any section or chapter of the United States Bankruptcy Code, as amended, or under any similar law or statute of the United States or any State thereof; or Tenant shall be adjudged bankrupt or insolvent in proceedings filed thereunder; or Tenant shall admit that it cannot meet its financial obligations as they become due.

11 (e) A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant. (f) Tenant shall abandon the Premises. For purposes of this Lease, Tenant shall be deemed to have abandoned the Premises if Tenant fails to utilize the Premises for the purpose permitted herein for 10 or more consecutive days. (g) The business operated by Tenant shall be closed for failure to pay sales tax required by the State of Texas, or for any other reason. (h) Tenant shall be in default beyond any period for cure under a certain Lease Agreement between Landlord and Tenant dated November 7, 2006, as amended from time to time, for certain premises locally known as 1623 Toomey Road, Austin, Texas. If Landlord is required to notify Tenant of any default under the provisions of this Lease, such obligation shall terminate following the second notice of default delivered to Tenant within any 12 month period during the Lease Term. Section 17.2 Landlord is not in default in the performance of any obligation required to be performed by Landlord hereunder unless and until Landlord fails to perform such obligation within 30 days after written notice from Tenant to Landlord specifying in detail Landlord’s failure; provided, however, that if the nature of Landlord’s obligation is such that more than 30 days are appropriate for performance, then Landlord shall not be deemed to be in default if Landlord begins performing within said 30-day period and diligently continues performance through completion. Unless and until Landlord fails to so cure any default after such notice, Tenant shall not have any remedy or cause of action by reason thereof. To the extent permitted by applicable law, Tenant hereby waives the provisions of §91.004(b) of the Texas Property Code (or any successor thereto), and any other laws which may grant to Tenant a lien upon any of Landlord’s property or upon any Rent due to Landlord. The obligations of the landlord hereunder will be binding upon a party who is the tenant under the Master Lease only during the period such person is the tenant under the Master Lease and not before or after such time. Upon the transfer by a tenant under the Master Lease of its interest in the Premises, such tenant shall thereupon be released and discharged from all covenants and obligations of the landlord under this Lease that accrue after the date of such transfer (but such covenants and obligations shall be binding during the Lease Term upon each new tenant for the duration of such tenant’s ownership of the tenant’s interest in the Master Lease). Notwithstanding any other provision hereof, Landlord shall have no personal liability hereunder whatsoever for any damages, consequential or otherwise, and Tenant shall not recover any personal or money judgment against Landlord for any reason. ARTICLE 18 Remedies Section 18.1 Upon the occurrence of any event of default by Tenant, Landlord shall have the option to pursue any and all remedies which Landlord then may have hereunder or at law or in equity, including, without limitation, any one or more of the following, in each case, without any notice or demand whatsoever. (a) Terminate this Lease by notice in writing to Tenant in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearage in rent, enter

12 upon and take possession of the Premises. To the extent permitted by Texas law, Tenant agrees to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Premises on satisfactory terms or otherwise, including the amounts described in (b)(i) to (b)(vi) below. (b) Enter upon and take possession of the Premises, and relet all or any part of the Premises on such reasonable terms as Landlord may elect (including, without limitation, such concessions and free rent as Landlord deems necessary or desirable) and receive the rent therefor, and Tenant agrees (y) to pay to Landlord on demand any deficiency that may arise by reason of such reletting for the remainder of the Lease Term, and (z) that Tenant shall not be entitled to any rent or other payments received by Landlord in connection with such reletting even if such rent or other payments exceed the amounts that otherwise would be payable to Landlord under this Lease. Tenant will be liable immediately to Landlord for all costs Landlord incurs in repossessing and reletting the Premises, including, without limitation, brokers’ commissions, reasonable attorney’s fees incurred in connection with the reletting and Tenant’s default hereunder, expenses of repairing, altering and remodeling the Premises required by the reletting, and like costs. Alternatively, Landlord may repossess the Premises and sue to recover the following amounts: (i) the worth at the time of award of any unpaid rent which had been earned at the time of termination (of possession or of this Lease, as applicable); plus (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after such termination until the time of award exceeds the amount of such rental loss which Tenant proves could have been reasonably avoided; plus (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus (iv) any other amount, including court costs, expenses of repossessing the Premises and expenses of restoring the Premises to a good condition of repair, necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; (v) at Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law; and (vi) all reasonable attorneys’ fees incurred by Landlord relating to the default and termination of this Lease plus interest on all sums due Landlord by Tenant at the Past Due Rate. As used in subparagraphs (i) and (ii) above, the “worth at the time of award” is to be computed by allowing interest at the Past Due Rate. As used in subparagraph (iii) above, the “worth at the time of award” is to be computed by discounting such amount at the discount rate of the Federal Reserve Bank of New York at the time of the award plus 1%.

13 The term “Rent” as used herein shall be deemed to be and to mean the Base Rent, the Expense Payment, and all other sums required to be paid by Tenant pursuant to the terms of this Lease. (c) Make such payments or enter upon the Premises and perform whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease (including reasonable attorney’s fees), and Tenant further agrees that Landlord shall not be liable for, and expressly releases Landlord from, any damages resulting from such actions, expressly including damages arising from Landlord’s negligent acts or omissions. Section 18.2 Landlord may alter and/or change all locks or other security devices at the Premises in connection with any entry upon the Premises by Landlord as permitted in this Article. Landlord may lock out, expel or remove Tenant and any other person who may be occupying the Premises or any part thereof without being liable for prosecution or any claim for damages therefor, expressly including damages arising from Landlord’s negligent acts or omissions upon the Premises. If Landlord alters or changes any lock or other security device, Landlord shall place a written notice on the main entrance of the Premises stating the name and location or telephone number of the person from whom the new key, combination or means of access may be obtained. The new key, combination or means of access shall be provided only during Landlord’s regular business hours and Landlord shall not be required to provide to Tenant such new key, combination or means of access unless and until Tenant has cured all defaults hereunder. The provisions of this Section 18.2 supersede all provisions of §93.002 of the Texas Property Code (or any successor thereto). No re-entry or taking possession of the Premises by Landlord shall be construed as an election by Landlord to terminate this Lease unless a written notice of such intention be given to Tenant. Notwithstanding any such reletting or re-entry or taking possession, Landlord may at any time thereafter terminate this Lease for a previous default. Section 18.3 Landlord may collect, from time to time, by suit or otherwise, each installment of rent (or portion thereof as represents any deficiency after a reletting) as it becomes due hereunder. Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. Landlord’s acceptance of rent following an event of default hereunder shall not be construed as Landlord’s waiver of such event of default. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or default. No payment by Tenant or receipt by Landlord of any amount less than the amounts due by Tenant hereunder shall be deemed to be other than on account of the amounts due by Tenant hereunder, nor shall any endorsement or statement on any check or document accompanying any payment be deemed an accord and satisfaction. Section 18.4 If Landlord terminates Tenant’s right of possession of the Premises without terminating this Lease, Landlord shall make reasonable efforts to relet all or any part of the Premises on such terms as Landlord shall deem reasonable (including, without limitation, such concessions, leasehold improvements, and free rent as Landlord deems necessary or desirable) by, within 60 days after such termination of possession of the Premises, (i) placing a “For Lease” sign at the Premises, (ii) either (a) advertising the Premises in commercial real estate marketing publications in Austin, Texas, or (b) entering into a listing agreement with a real estate agent for the lease of the Premises, and (iii) showing the Premises to prospective tenants who request to see the Premises. Tenant expressly agrees that if Landlord takes

14 the measures set forth in this Section, Landlord shall be deemed to have taking objectively reasonable measures to relet the Premises. Section 18.5 If Landlord takes possession of the Premises as permitted herein, then Landlord may keep in place and use all of the furniture, fixtures and equipment at the Premises, including that which is owned by or leased to Tenant at all times prior to any foreclosure thereon by Landlord or repossession thereof by a lessor thereof or third party having a lien thereon. Landlord also may remove from the Premises (without the necessity of obtaining a distress warrant, writ of sequestration or other legal process) all or any portion of such furniture, fixtures, equipment and other property located thereon and place same in storage at any premises within Travis County, Texas; and in such event, Tenant shall be liable to Landlord for costs incurred by Landlord in connection with such removal and storage and shall indemnify and hold Landlord harmless from all loss, damage, cost, expense and liability in connection with such removal and storage. Landlord shall also have the right to relinquish possession of all or any portion of such furniture, fixtures, equipment and other property to any person (“Claimant”) claiming to be entitled to possession thereof who presents to Landlord a copy of any instrument represented to Landlord by Claimant to have been executed by Tenant (or any predecessor of Tenant) granting Claimant the right under various circumstances to take possession of such furniture, fixtures, equipment or other property, without the necessity on the part of Landlord to inquire into the authenticity of said instrument’s copy of Tenant’s or Tenant’s predecessor’s signature thereon and without the necessity of Landlord’s making any nature of investigation or inquiry as to the validity of the factual or legal basis upon which Claimant purports to act. Tenant agrees to indemnify and hold Landlord harmless from all cost, expense, loss, damage and liability incident to Landlord’s relinquishment of possession of all or any portion of such furniture, fixtures, equipment or other property to Claimant, expressly including costs, expenses, loss, damage or liability arising out of Landlord’s negligent acts or omissions. The rights of Landlord herein stated shall be in addition to any and all other rights which Landlord has or may hereafter have at law or in equity; and Tenant stipulates and agrees that the rights herein granted Landlord are commercially reasonable. ARTICLE 19 Intentionally Deleted ARTICLE 20 Holding Over Section 20.1 Should Tenant fail to surrender the Premises, or any part thereof, on the expiration of the Lease Term, unless otherwise agreed in writing by Landlord, such holding over shall constitute and be construed as a tenancy at will only, at a daily rental equal to 200% of 1/30th of the monthly Base Rent payable for the last month of the Lease Term; provided, however, that if the Master Lease is automatically renewed on a month-to-month basis because of Tenant’s failure to timely vacate the Premises on the expiration of the Lease Term, Tenant must pay holdover rent for the entire holdover period under the Master Lease. All provisions of this Lease except for those pertaining to Base Rent and Lease Term shall apply to Tenant’s holdover occupancy. The inclusion of the preceding sentences shall not be construed as Landlord’s consent for Tenant to hold over. ARTICLE 21 Subordination; Lender Provisions Section 21.1 This Lease is and shall be, at the option and upon written declaration of Landlord, subject, subordinate and inferior to any deeds of trust, mortgages or other instruments of security, as well as to any ground leases, master leases or primary leases (collectively, “Encumbrances”), that now or hereafter cover all or any part of the Premises or any interest of Landlord therein, and to any and all

15 advances made on the security thereof, and to any and all increases, renewals, modifications, extensions and replacements thereof. Landlord hereby expressly reserves the right, at its option and declaration, to place Encumbrances on and against the Premises and/or any part thereof and/or any interest of Landlord therein, superior in effect to this Lease and the estate created hereby. To further assure the foregoing subordination, Tenant shall, upon Landlord’s request, together with the request of any mortgagee or beneficiary under any such deed of trust or mortgage, or of any lessor under any such ground lease, master lease or primary lease (collectively, a “Holder”), execute any instrument (including without limitation an amendment to this Lease that does not materially and adversely affect Tenant’s rights or duties hereunder) or instruments intended to subordinate this Lease or to evidence the subordination of this Lease to any such Encumbrance. Section 21.2 In the event of the enforcement by any Holder of its rights under any Encumbrance, Tenant will, upon request of any person or party succeeding to the interest of Landlord as a result of such enforcement, attorn to and automatically become the tenant of such successor in interest without change in the terms or other provisions of this Lease, and this Lease shall continue in full force and effect; provided, however, that such successor in interest shall not be bound by (i) any payment of rent or additional rent for more than one month in advance except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease actually delivered to the successor in interest, or (ii) any amendment or modification of this Lease made without the written consent of the Holder or successor in interest. Upon request by such successor in interest, Tenant shall execute and deliver an instrument confirming the attornment herein provided for. At Tenant’s request, Landlord shall use reasonable efforts to obtain a nondisturbance agreement from any Holder. Section 21.3 If the Premises or any part thereof is at any time subject to an Encumbrance, this Lease or any of the Rent is assigned to the Holder thereof, and Tenant is given written notice thereof, including the post office address of such assignee, Tenant shall not exercise any remedy for a default on the part of Landlord without first giving written notice by certified mail, return receipt requested, to such Holder, specifying the default in reasonable detail, and affording such Holder a reasonable opportunity to make performance, at its election, for and on behalf of Landlord. ARTICLE 22 Brokerage Section 22.1 Tenant warrants that it has had no dealings with any broker or agent in connection with the negotiations or execution of this Lease, and Tenant agrees to indemnify Landlord against all costs, expenses, attorneys’ fees or other liability for commissions or other compensations or charges claimed by any broker or agent claiming the same by, through or under Tenant for this Lease, or any renewals, extensions, amendments, addenda or expansions with respect to this Lease. ARTICLE 23 Estoppel Certificates Section 23.1 Tenant shall furnish from time to time when requested by Landlord, a Holder or prospective Holder, or a prospective purchaser of the Premises, a certificate signed by Tenant confirming and containing such factual certifications and representations deemed appropriate by the party requesting the certificate, and Tenant shall, within 10 days after receipt of said proposed certificate from Landlord, return a fully executed copy of said certificate to Landlord. Tenant’s failure to return a fully executed copy of such certificate to Landlord within the foregoing 10-day period, shall be an event of default under this Lease without the necessity of any further notice from Landlord, and Landlord immediately may exercise all rights under Article 18 above.

16 ARTICLE 24 Notices Section 24.1 Each provision of this Lease, or of any applicable governmental laws, ordinances, regulations, and other requirements with reference to the sending, mailing or delivery of any notice, or with reference to the making of any payment or request by Tenant or Landlord, shall be deemed to be complied with when and if the following steps are taken: (a) All Rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to, and must be received by, Landlord on the date due and at Landlord’s Address set forth in Section 1.1(b) or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith (following any such notice, the new address shall be deemed “Landlord’s Address”). (b) Any notice, request or document (excluding Rent and other payments) permitted or required to be delivered hereunder must be in writing and shall be deemed to be received upon receipt if hand delivered, and whether or not received when deposited in the United States mail, postage prepaid, certified mail (with or without return receipt requested), addressed to Landlord at Landlord’s Address and addressed to Tenant at Tenant’s Address set forth in Section 1.1(d) or at such other address as either of said parties have theretofore specified by written notice delivered in accordance herewith; provided, however, that in all events Landlord shall have the right to give Tenant notice at the Premises. If and when included within the term “Tenant” as used in this instrument there are more than one person, firm or corporation, all shall arrange among themselves for their joint execution of such notices specifying some individual at some specific address for the receipt of notices and payments to Tenant. All parties included with term “Tenant” shall be bound by notices and payments given in accordance with the provisions of this Article to the same effect as if each had received such notice or payment. ARTICLE 25 Miscellaneous Section 25.1 If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the Lease Term, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable. Section 25.2 This Lease may not be altered, changed or amended, except by instrument in writing signed by both parties hereto. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver be in writing signed by Landlord and addressed to Tenant, nor shall any custom or practice which may evolve between the parties in the administration of the terms hereof be construed to waive or lessen the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms hereof. The terms and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided.

17 Section 25.3 Tenant shall peaceably and quietly hold and enjoy the Premises for the Lease Term, without hindrance from Landlord or Landlord’s successors or assigns, subject to (i) the terms and conditions of this Lease, including the performance by Tenant of all of the terms and conditions of this Lease to be performed by Tenant, including the payment of rent and other amounts due hereunder, and (ii) actions and claims of any person or entity holding superior title to that of Landlord. Section 25.4 Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. Section 25.5 If there be more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several. If there be a guarantor of Tenant’s obligations hereunder, the obligations hereunder imposed by Tenant shall be the joint and several obligations of Tenant and such guarantor and Landlord need not first proceed against Tenant before proceeding against such guarantor nor shall any such guarantor be released from its guaranty for any reason whatsoever, including, without limitation, in case of any amendments hereto, waivers hereof or failure to give such guarantor any notices hereunder. Section 25.6 The captions contained in this Lease are for convenience of reference only, and in no way limit or enlarge the terms and conditions of this Lease. Section 25.7 Any approval by Landlord or Landlord’s architects and/or engineers of any of Tenant’s drawings, plans and specifications that are prepared in connection with any construction of improvements on the Premises shall not in any way be construed or operate to bind Landlord or to constitute a representation or warranty of Landlord as to the adequacy or sufficiency of such drawings, plans and specifications, or the improvements to which they relate, for any use, purpose, or condition, but such approval shall merely be the consent of Landlord as may be required hereunder in connection with Tenant’s construction of improvements in the Premises in accordance with such drawings, plans and specifications. Section 25.8 Each and every covenant and agreement contained in this Lease is, and shall be construed to be, a separate and independent covenant and agreement. Section 25.9 There shall be no merger of this Lease or of the leasehold estate hereby created with the fee estate in the Premises or any part thereof by reason of the fact that the same person may acquire or hold, directly or indirectly, this Lease or the leasehold estate hereby created or any interest in this Lease or in such leasehold estate as well as the fee estate in the Premises or any interest in such fee estate. Section 25.10 Neither Landlord nor Landlord’s agents or brokers, if any, have made any representations or promises with respect to the Premises, or any portion thereof, except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this Lease. Section 25.11 The submission of this Lease to Tenant for examination does not constitute an offer, reservation or option in favor of Tenant, and Tenant shall have no rights with respect to this Lease or the Premises unless and until Landlord shall execute a copy of this Lease and deliver the same to Tenant. Section 25.12 This Lease shall be subject to the Master Lease and to any and all easements, rights-of-way, covenants, liens, conditions, restrictions, outstanding mineral interest and royalty interests, if any, relating to the Premises, to the extent, and only to the extent, same still may be in force and effect and either shown of record in the Office of the County Clerk of Travis County, Texas or apparent on the Premises.

18 Section 25.13 This Lease has been executed in the State of Texas and shall be governed in all respects by the laws of the State of Texas. It is the intent of Landlord and Tenant to conform strictly to all applicable state and federal usury laws. All agreements between Landlord and Tenant, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever shall the amount contracted for, charged or received by Landlord for the use, forbearance or detention of money hereunder exceed the maximum amount which Landlord is legally entitled to contract for, charge or collect under applicable state or federal law. If, from any circumstance whatsoever, fulfillment of any provision hereof at the time performance of such provision shall be due shall involve transcending the limit of validity prescribed by law, then the obligation to be fulfilled shall be automatically reduced to the limit of such validity, and if from any such circumstance, Landlord shall ever receive as interest or otherwise an amount in excess of the maximum that can be legally collected, then such amount which would be excessive interest shall be applied to the reduction of the Rent; and if such amount which would be excessive interest exceed the Rent, then such additional amount shall be refunded to Tenant. Section 25.14 Nothing herein expressed or implied is intended, or shall be construed, to confer upon or give to any person or entity, other than the parties hereto, any right or remedy under or by reason of this Lease. Section 25.15 This Lease is intended to be a “Net Lease” under which Landlord receives all of the Adjusted Rent net of all expenses relating to or incurred in connection with the Premises. All such expenses incurred during the Lease Term shall be borne by Tenant. The Administration Charge is set by Landlord in Landlord’s discretion but may not exceed 6% of Base Rent payable for any calendar year. Section 25.16 Tenant shall not bring onto the Premises or permit to remain on the Premises any asbestos, petroleum or petroleum products, explosives, toxic materials, or substances defined as hazardous wastes, hazardous materials, or hazardous substances under any federal, state, or local law or regulation (“Hazardous Materials”), except ordinary products commonly used in connection with the Permitted Use and stored in the usual manner and quantities. Tenant’s violation of the foregoing prohibition shall constitute a material breach and default hereunder and Tenant shall indemnify, hold harmless and defend Landlord from and against any claims, damages, penalties, liabilities, and costs (including reasonable attorneys’ fees and court costs) caused by or arising out of a violation of the foregoing prohibition. Tenant shall clean up, remove, remediate and repair, in conformance with the requirements of applicable law, any soil or ground water contamination and damage caused by Tenant’s violation of this provision in, on, under, or about the Premises during the Lease Term. Tenant shall immediately give Landlord written notice of any suspected breach of this Section, upon learning of the presence or any release of any Hazardous Materials and upon receiving any notices from governmental agencies pertaining to Hazardous Materials which may affect the Premises. The obligations of Tenant hereunder shall survive the expiration or earlier termination, for any reason, of this Lease. Landlord shall have the right to enter upon the Premises from time to time to inspect same and to conduct thereon any environmental audit or assessment or perform any testing to confirm Tenant’s compliance with the provisions of this Section, and in the event any such audit, assessment or test reflects that Tenant is in violation of this Section, in addition to Tenant’s other obligations contained herein, Tenant shall reimburse Landlord for the cost of such audit, assessment or test. Tenant is responsible for delivering to Master Landlord the annual disclosure required by Paragraph 13(c) of the Master Lease. Section 25.17 All exhibits and attachments, riders and addenda referred to in this Lease and the exhibits listed hereinbelow and attached hereto are incorporated into this Lease and made a part hereof for

19 all intents and purposes as if fully set out herein. All capitalized terms used in such documents shall, unless otherwise defined therein, have the same meanings as are set forth herein. Exhibit A - Renewal Option DATED as of the date first above written. LANDLORD: YOUNG ZAPP GRACELAND, LTD., a Texas limited partnership By: Young Zapp GP, LLC, a Texas limited liability company, General Partner By: /s/ Michael R. Young Michael R. Young, President TENANT: CHUY’S OPCO, INC., a Delaware corporation By: /s/ Jon W. Howie Jon W. Howie, Vice President and Chief Financial Officer

1 EXHIBIT A Renewal Option Tenant shall have and is hereby granted, the option to renew and extend the term of this Lease for 1 period of 5 years, provided Tenant is not in default hereunder at the time this option is exercised, when Landlord exercises the corresponding option under the Master Lease, or when the extension period commences. The extension term shall begin on the expiration of the initial term of this Lease. All terms, covenants, and provisions of this Lease will apply to each such extension term, with the Base Rent being the amount set forth in Section 1.1(i). If Tenant elects to exercise any such option, Tenant shall do so by written notice to Landlord not later than December 1, 2020.